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                                                                      EXHIBIT 11

                          CALIFORNIA CULINARY ACADEMY, INC.
                          STATEMENT  RE:  EARNINGS PER SHARE
                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                           Quarter Ended September 30,
                                                                           ---------------------------
                                                                        1997                        1996
                                                                        ----                        ----
                                                               Primary     Fully Diluted    Primary     Fully Diluted
                                                            -----------  ---------------  -----------  ---------------
Net earnings (loss)                                             $(161)         $(161)           $46            $46
                                                            -----------  ---------------  -----------  ---------------
Weighted average common shares outstanding:
Common shares                                               3,525,000      3,525,000      3,228,700      3,228,700

Common equivalent shares:
Stock options and warrants
Convertible Preferred shares
                                                            -----------  ---------------  -----------  ---------------

Weighted average common and common
equivalent shares outstanding                               3,525,000      3,525,000      3,228,700      3,228,700
                                                            -----------  ---------------  -----------  ---------------
                                                            -----------  ---------------  -----------  ---------------

Earnings (loss) per share                                      $(0.05)        $(0.05)         $0.01          $0.01
                                                            -----------  ---------------  -----------  ---------------
                                                            -----------  ---------------  -----------  ---------------
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